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Pricing Supplement No. 13 Dated March 21, 1997 Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated February 1, 1996 and                   File No.: 33-65431
Prospectus Supplement dated March 28, 1996)

                         FIRST CHICAGO NBD CORPORATION
                          MEDIUM-TERM NOTES, SERIES G



Date of Issue: March 26, 1997       [ ]Fixed Rate    [_]Commercial Paper Rate Note  [_]LIBOR Reuters
                                    [X]Senior        [_]Federal Funds Rate Note     [X]LIBOR Telerate
Maturity Date: March 21, 2002       [ ]Subordinated  [_]CD Rate Note                [_]Prime Rate Note
                                                     [_]CMT Rate Note               [_]Treasury Rate Note
                                                     [_]LIBOR Note

Principal Amount: $50,000,000.00

Issue Price (As a Percentage of Principal Amount): 100%

Interest Rate/Initial Interest Rate: Not available

Interest Payment Dates: Third Wednesday of March, June, September and December
                        of each year

Interest Reset Dates: Third Wednesday of March, June, September and December of
                      each year

Index Maturity:  90 days

Designated CMT Maturity Index:

Spread: +12.5 basis points

Spread Multiplier: None

Minimum Interest Rate: None

Maximum Interest Rate: None

Interest Payment Period: March 26, 1997 to June 18, 1997 and quarterly thereafter, up to but excluding the interest payment due

Interest Rate Reset Period: March 26, 1997 to June 18, 1997 and quarterly thereafter, up to but excluding the interest payment date

Redemption Date(s) or Period: None

Optional Repayment Date(s): None

Calculation Agent (If Applicable): The First National Bank of Chicago


Additional Terms:

This Pricing Supplement may be used by First Chicago Capital Markets, Inc. ("FCCM"), a wholly owned subsidiary